Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-237840, 333-254626 and 333-263763) on Form S-8 and (No. 333-255833) on Form S-3 of our report dated March 16, 2023, with respect to the financial statements of ORIC Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California
March 16, 2023